EXHIBIT 23.1

CONSENT OF ATTORNEYS

Reference is made to the Registration Statement of GeoSolar Technologies, Inc. on Form S-1 relating to the distribution of 10,000,000 shares of the Company’s common stock. Reference is also made to Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be distributed.

We hereby consent to the use of our opinion concerning the validity of the securities proposed to be distributed.

Very truly yours,

HART & HART, LLC

/s/ William T. Hart
William T. Hart

Denver, Colorado

May 7, 2021